EMPLOYMENT AGREEMENT

This Employment Agreement (hereinafter "Agreement) is made as of the 6th day of January 2000 by and between PrimeHoldings.com, Inc. ("PrimeHoldings"), a
Delaware corporation, and Thomas E. Aliprandi, a resident of Utah (the "Employee").

                                   WITNESSETH:

WHEREAS, the Employee has been employed by and a key executive of PrimeHoldings in charge of all of its business and operations, including those of it subsidiaries; and

WHEREAS, by unanimous agreement by written consent of the Board of Directors of PrimeHoldings (the "Board"), the Employee has been duly elected President and Chief Executive Officer of PrimeHoldings; and

WHEREAS, PrimeHoldings desires to continue to employ the Employee and the Employee is willing to continue such employment, all on the terms hereinafter set forth;

NOW, THEREFORE, the parties agree as follows:

1. Employment. PrimeHoldings hereby employs the Employee as its President and Chief Executive Officer on the terms hereinafter set forth for a period of three (3) years from January 1, 2000, and the Employee hereby accepts such employment.

2. Duties. The Employee will, to the best of his ability, render services in such executive, supervisory and general administrative capacities as the Board shall from time to time determine. Without limiting the foregoing, the Employee shall devote his time, energy and ability to perform his duties and shall use his best efforts to promote PrimeHoldings' interests in accordance with policies established by and under the direction of the Board. If elected a director or officer of PrimeHoldings or of any affiliate or subsidiary of PrimeHoldings, the Employee will serve in that capacity without compensation other than as expressly provided in this Agreement or any amendment hereto.

3. Exclusivity. The Employee will devote all of his working time to performing his duties under this Agreement, and during his employment with PrimeHoldings the Employee will not, without the express written consent of the Board: (i) act for his own account in any manner which is competitive with any of the businesses of PrimeHoldings (including any affiliate or subsidiary of PrimeHoldings), or which would interfere with the performance of his duties under this Agreement, or (ii) serve as an officer, director or employee of or advisor to any other business entity unaffiliated with PrimeHoldings, or (iii) invest or have any financial interest, direct or indirect, in any business competitive with any of the businesses of PrimeHoldings (including any affiliate or subsidiary of PrimeHoldings), provided, however, that notwithstanding the foregoing, the Employee may own up to 1% of the outstanding equity securities of any company engaged in any such competitive business whose shares are listed on a national securities exchange or regularly quoted in an over-the-counter market by one or more members of a national or an affiliated securities association. The Employee will be deemed to have an indirect financial interest in any business in which any of the following has any financial interest: the Employee's spouse; any lineal descendant or ancestor of the Employee; any brother or sister of the Employee; and any child (but not grandchild) of any such brother or sister.

4.       Compensation.

         4.1 Salary. During the first year of his employment, and unless adjusted by official action of the Board, PrimeHoldings will pay the Employee a salary at the rate of $120,000.00 per year. Thereafter the Board will review the Employee's salary at least annually. The Employee will not be entitled to overtime or other additional compensation as a result of services performed during evenings, weekends, holidays or at other times.

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         4.2      Deductions.  PrimeHoldings  will deduct and withhold  from any compensation payable to the Employee under this Agreement such amounts as PrimeHoldings is required to deduct and withhold by law. PrimeHoldings may also deduct and withhold from any such compensation, to the extent permitted by law, such amounts as the Employee may owe to PrimeHoldings.

         4.3 Automobile Allowance. PrimeHoldings will provide the Employee an automobile allowance of $1,000.00 per month.

         4.4 Termination Compensation. If PrimeHoldings terminates Employee for any reason, with or without cause, Employee shall be entitled to termination compensation at Employee's then-current salary and according the number of years of employment with PrimeHoldings or any subsidiary of PrimeHoldings, including any employment prior to the execution of this Agreement, as follows:

                           One year - 6 months salary
                           Two years - 12 months salary
                           Three years - 24 months salary
                           Four years - 36 months salary

5. Expenses. PrimeHoldings will reimburse the Employee for all proper, normal and reasonable expenses incurred by the Employee in performing his obligations under this Agreement upon the Employee furnishing PrimeHoldings with satisfactory evidence of such expenditures. The Employee will not incur any unusual or major expenditure without the Board's prior written approval.

6.       Benefits.

         6.1 Health Insurance. PrimeHoldings will provide the Employee, at PrimeHoldings' expense, with medical, hospital and disability insurance that is not less favorable than that which it provides to any other employee of PrimeHoldings.

         6.2 Vacation. The Employee will be entitled to four (4) weeks paid vacation during each year under this Agreement, in addition to any holidays that PrimeHoldings observes. Unused vacation time in any year will accrue and may be added to vacation time for any following year or, at the Employee's option, may be paid as a cash payment in an amount equal to the amount of annual salary attributable to the period of time of unused vacation.

         6.3 Illness. The Employee's salary and other rights and benefits under this Agreement will not be suspended or terminated because the Employee is absent from work due to illness, accident or other disability; but PrimeHoldings may deduct from the Employee's salary under Section 4.1 any payment received by the Employee under any disability insurance which PrimeHoldings provides the Employee pursuant to Section 6.1. The provisions of this Section 6.3 will not limit or affect the rights of PrimeHoldings under Section 7.

7.       Death and Disability.

         7.1 If the Employee dies prior to expiration of the term of this Agreement, the Agreement shall immediately terminate and PrimeHoldings will, within ten days, pay Employee's personal representative an amount equal to Employee's salary through the last day of the calendar month in which the Employee dies plus two additional months salary.

         7.2 If the Employee is unable to perform substantially all of his duties under this Agreement because of illness, accident or other disability (collectively referred to as "Disability"), and the Disability continues for more than three consecutive months or an aggregate of more than six months during any 12-month period, then PrimeHoldings may suspend its obligations to the Employee on or after the expiration of said 3- or 6-month period until PrimeHoldings terminates such suspension as hereinafter provided. PrimeHoldings will terminate any such suspension after the Disability has, in fact, ended and after it has received written notice from the Employee that the Disability has ended and that he is ready, willing and able to perform fully his services under this Agreement. Termination of such suspension will be no later than one week after PrimeHoldings has received such notice from the Employee. If any one or more periods of suspension continue pursuant to the provisions of this Section for three consecutive months or six months in the aggregate, then PrimeHoldings may at any time prior to termination of the then current period of suspension, terminate the employee's employment hereunder.

                  If the Employee or PrimeHoldings asserts at any time that the Employee is suffering a Disability, PrimeHoldings may cause the Employee to be examined by a doctor or doctors selected by PrimeHoldings, and the Employee will submit to all required examinations and will cooperate fully with such doctor or doctors and, if requested to do so, will make available to them his medical records. The Employee's own doctor may be present.

8.       Results of The Employee's Services.

         8.1 PrimeHoldings will be entitled to and will own all the results and proceeds of the Employee's services under this Agreement, including, without limitation, all rights throughout the world to any copyright, patent, trademark or other right and to all ideas, inventions, products, programs, procedures, formats and other materials of any kind created or developed or worked on by the Employee during his employment by PrimeHoldings; the same shall be the sole and exclusive property of PrimeHoldings; and the Employee will not have any right, title or interest of any nature or kind therein. Without limiting the foregoing, it will be presumed that any copyright, patent, trademark or other right and any idea, invention, product, program, procedure, format or material created, developed or worked on by the Employee at any time during the term of his employment will be a result or proceed of the Employee's services under this Agreement. The Employee will take such action and execute such documents as PrimeHoldings may request to warrant and confirm PrimeHoldings' title to and ownership of all such results and proceeds and to transfer and assign to PrimeHoldings any rights which the Employee may have therein.

                  The Employee's right to any compensation or other amounts under this Agreement will not constitute a lien on any results or proceeds of the Employee's services under this Agreement.

         8.2 PrimeHoldings will also own, and promptly on receipt thereof the Employee will pay to PrimeHoldings, any monies and other proceeds to which the Employee is entitled on account of rights pertaining to any of PrimeHoldings' products or services that the Employee acquired before the date of this Agreement.

         8.3 The Employee acknowledges that the violation of any of the provisions of Section 8.1 will cause irreparable loss and harm to PrimeHoldings which cannot be reasonably or adequately compensated by damages in an action at law, and, accordingly, that PrimeHoldings will be entitled to injunctive and other equitable relief to enforce the provisions of that Section; but no action for any such relief shall be deemed to waive the right of PrimeHoldings to an action for damages.

9. Use of Employee's Name, Etc. PrimeHoldings is hereby granted the sole and exclusive right during the term of his employment to make use of and to permit others to make use of the Employee's name, pictures, photographs, and other likenesses, and voice, in connection with the advertising, publicity and exploitation of any products, or in connection with the use or implementation of any of the Employee's services hereunder or the proceeds thereof. This right shall continue in perpetuity as a non-exclusive and non-compensable right after termination of his employment for any reason whatsoever including, without limitation, termination by either party for cause or wrongful termination by either party. In no event, however, shall the Employee, directly or indirectly, be represented as endorsing any product or commodity without the Employee's written consent.

10. Insurance. If PrimeHoldings desires at any time or from time to time to apply for, in its own name or otherwise, but at its expense, life, health, accident or other insurance covering the Employee, PrimeHoldings may do so and may take out such insurance for any sum that it deems desirable. The Employee will have no right, title or interest in or to such insurance. The Employee nevertheless will assist PrimeHoldings in procuring the same by submitting from time to time to the customary medical, physical and other examinations, and by signing such applications, statements and other instruments as any reputable insurer may require.

11. Uniqueness of Services. The Employee acknowledges that his services hereunder are of a special, unique, unusual, extraordinary and intellectual character, the loss of which cannot be reasonably or adequately compensated by damages in an action at law. Accordingly, PrimeHoldings will be entitled to injunctive and other equitable relief to prevent or cure any breach or threatened breach of this Agreement by the Employee, but no action for any such relief shall be deemed to waive the right of PrimeHoldings to an action for damages.

12.      Negative Covenants.

         12.1 The Employee will not, during or after the term of this Agreement, disclose to any third person or use or take any personal advantage of any confidential information or any trade secret of any kind or nature obtained by him during the term hereof or during his employment by PrimeHoldings.

         12.2. To the full extent permitted by law, the Employee will not for a period of two years following the termination of his employment with PrimeHoldings:

                  (i)      attempt  to cause  any  person,  firm or  corporation
                           which is a customer of or has a contractual relationship with PrimeHoldings (or any affiliate or subsidiary of PrimeHoldings) at the time of the termination of his employment to terminate such relationship with PrimeHoldings (or any affiliate or subsidiary of PrimeHoldings), and this provision shall apply regardless of whether such customer has a valid contractual arrangement with PrimeHoldings (or any affiliate or subsidiary of PrimeHoldings);

                  (ii) attempt to cause any employee of PrimeHoldings (or any affiliate or subsidiary of PrimeHoldings) to leave such employment;

                  (iii)    engage   any   person   who   was  an   employee   of
                           PrimeHoldings (or any affiliate or subsidiary of PrimeHoldings) at the time of the termination of his employment or cause such person otherwise to become associated with the Employee or with any other person, corporation, partnership or other entity with which the Employee may thereafter become associated;

                  (iv) engage in any activity or perform any services competitive with any business conducted by
                           PrimeHoldings (or any affiliate or subsidiary of PrimeHoldings), in those geographical areas in which PrimeHoldings (or any affiliate or subsidiary of PrimeHoldings) conducts such business, at the time of such termination.

         12.3 The Employee acknowledges that the violation of any of the provisions of this Section 12 will cause irreparable loss and harm to PrimeHoldings which cannot be reasonably or adequately compensated by damages in an action at law, and, accordingly, that PrimeHoldings will be entitled to injunctive and other equitable relief to prevent or cure any breach or threatened breach thereof, but no action for any such relief shall be deemed to waive the right of PrimeHoldings to an action for damages.

13.      Governing Law; Remedies.

         13.1 This Agreement has been executed in the State of Utah and shall be governed by and construed in all respects in accordance with the laws of the State of Utah.

         13.2 Except as otherwise expressly provided in this Agreement, any dispute or claim arising under or with respect to this Agreement will be resolved by arbitration in Salt Lake City, Utah, in accordance with the Rules for Commercial Arbitration of the American Arbitration Association. The decision or award of the arbitrator shall be final and binding upon the parties. Any arbitral award may be entered as a judgment or order in any court of competent jurisdiction.

         13.3 Notwithstanding the provisions for arbitration contained in this Agreement, PrimeHoldings will be entitled to injunctive and other equitable relief from the courts as provided in Sections 8.3, 11 and 12.3 and as the courts may otherwise determine appropriate; and the Employee agrees that it will not be a defense to any request for such relief that PrimeHoldings has an adequate remedy at law. For purposes of any such proceeding PrimeHoldings and the Employee submit to the non-exclusive jurisdiction of the courts of the State of Utah and of the United States located in the County of Salt Lake, State of Utah, and each agrees not to raise and waives any objection to or defense based on the venue of any such court or forum non conveniens.

         13.4 A court of competent jurisdiction, if it determines any provision of this Agreement to be unreasonable in scope, time or geography, is hereby authorized by the Employee and PrimeHoldings to enforce the same in such narrower scope, shorter time or lesser geography as such court determines to be reasonable and proper under al the circumstances.

         13.5 PrimeHoldings will also have such other legal remedies as may be appropriate under the circumstance including, inter alia, recovery of damages occasioned by a breach. PrimeHoldings' rights and remedies are cumulative and the exercise or enforcement of any one or more of them will not preclude PrimeHoldings from exercising or enforcing any other right or remedy.

14. Severability of Provisions. If any provision of this Agreement or the application of any such provision to any person or circumstance is held invalid, the remainder of this Agreement, and the application of such provision other than to the extent it is held invalid, will not be invalidated or affected thereby.

15. Waiver. No failure by PrimeHoldings to insist upon the strict performance of any term or condition of this Agreement or to exercise any right or remedy available to it will constitute a waiver. No breach or default of any provision of this Agreement will be waived, altered or modified, and PrimeHoldings may not waive any of its rights, except by a written instrument executed by PrimeHoldings. No waiver of any breach or default will affect or alter any term or condition of this Agreement, and such term or condition will continue in full force and effect with respect to any other then exiting or subsequent breach or default thereof.

16.      Miscellaneous.

         16.1 This Agreement may be amended only by an instrument in writing signed by PrimeHoldings and the Employee.

         16.2 This Agreement shall be binding upon the parties and their respective successors and assigns. PrimeHoldings may, without the Employee's consent, transfer or assign any of its rights and obligations under this Agreement to any corporation which, directly or indirectly, controls or is controlled by PrimeHoldings or is under common control with PrimeHoldings or to any corporation succeeding to all or a substantial portion of PrimeHoldings' business and assets, provided that PrimeHoldings shall not be released from any of its obligations under this Agreement, and provided further that any such transferee or assignee agrees in writing to assume all the obligations of PrimeHoldings hereunder. Control means the power to elect a majority of the directors of a corporation or in any other manner to control or determine the management of a corporation. Except as provided above, neither PrimeHoldings nor the Employee may, without the other's prior written consent, transfer or assign any of its or his rights or obligations under this

                  Agreement, and any such transfer or assignment or attempt thereat without such consent shall be null and void.

         16.3 All notices under or in connection with this Agreement shall be in writing and may be delivered personally or sent by mail, courier, fax, or other written means of communication to the parties at their addresses and fax numbers set forth below or to such other addresses and fax numbers as to which notice is given:

                          if to PrimeHoldings:  PrimeHoldings.com, Inc.
                                                6955 Union Park Center, Ste. 390
                                                Midvale, UT  84047
                                                Fax: 801-562-1441

                          if to the Employee:   Thomas E. Aliprandi
                                                1979 E. Westminster Ave.
                                                Salt Lake City, UT  84108

                  Notice will be deemed given on receipt.

         16.4 Section headings are for purposes of convenient reference only and will not affect the meaning or interpretation of any provision of this Agreement.

         16.5 This Agreement constitutes the entire agreement of the parties and supersedes any and all prior agreements or understandings between them.

         16.6 The provisions of Sections 8, 9, 11, 12 and 13 will survive termination of the Employee's employment with PrimeHoldings for any reason whatsoever and regardless of fault.

IT WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PRIMEHOLDINGS.COM, INC., by:                         EMPLOYEE:

/s/ David E. Shepardson III                          /s/ Thomas E. Aliprandi
-------------------------------------                ---------------------------
David E. Shepardson III                              Thomas E. Aliprandi
Vice President & Corporate Secretary
By order of the Board of Directors